                           SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (s)240.14a-11(c) or (s)240.14a-12

                           ROWE FURNITURE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                           ROWE FURNITURE CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules (6-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    4)  Proposed maximum aggregate value of transaction:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing be registration statement number, of the Form or Schedule and the date of its filing.

    1)  Amount previously paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:

                         ----------------------------
                                    NOTICE

                                      of

                                ANNUAL MEETING

                                      of

                                 STOCKHOLDERS

                                      and

                                PROXY STATEMENT

                            ----------------------

                         TIME:

                                    Tuesday, April 1, 1997
                                     at 10:00 a.m.

                         PLACE:
                                    Roanoke Airport Marriott
                                     Roanoke, Virginia

                            ----------------------

                          ROWE FURNITURE CORPORATION
                                Salem, Virginia

                         ----------------------------

ROWE FURNITURE CORPORATION
239  Rowan Street
Salem, Virginia  24153

To The Stockholders of
Rowe Furniture Corporation                                         March 3, 1997

         Notice is hereby given that the annual meeting of stockholders of Rowe Furniture Corporation (the "Company") will be held at the Roanoke Airport Marriott, 2801 Hershberger Road, Roanoke, Virginia, on Tuesday, April 1, 1997, at 10:00 a.m. The annual meeting is for the purpose of considering and acting upon:

         1. The election of three directors of the Company, each for a term of three years.

         2. The amendment of the Company's 1993 Stock Option and Incentive Plan (the "1993 Stock Option Plan") in order to increase the number of shares reserved for issuance thereunder; and

such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board of Directors is not aware of any other business to come before the meeting.

         Any action may be taken on the foregoing proposal at the meeting on the date specified above, or on any date or dates to which the meeting may be adjourned or postponed. Stockholders of record at the close of business on February 14, 1997, are the stockholders entitled to vote at the meeting, and at any adjournments or postponements thereof.

         You are requested to complete and sign the enclosed form of proxy which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                      By Order of the Board of Directors,



                                      ARTHUR H. DUNKIN, Secretary-Treasurer

--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                           ROWE FURNITURE CORPORATION
                                239 Rowan Street
                             Salem, Virginia 24153

                        --------------------------------

                                PROXY STATEMENT

                       ---------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                             Tuesday, April 1, 1997

                       ----------------------------------

       This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Rowe Furniture Corporation (hereinafter called the "Company") to be used at the Annual Meeting of Stockholders of the Company (hereinafter called the "Meeting"), which will be held at the Roanoke Airport Marriott, Roanoke, Virginia, on April 1, 1997, at 10:00 a.m., and all adjournments and postponements of the Meeting. The accompanying Notice of Meeting, form of proxy and this proxy statement are first being mailed to stockholders on or about March 3, 1997.

       All shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the nominees set forth in this Proxy Statement and for approval of the amendment to the 1993 Stock Option Plan. Proxies marked as abstaining will be treated as present for purposes of determining a quorum at the Meeting, but will not be counted as voting on any matter for which an abstention is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name will not be treated as present for purposes of determining a quorum for the Meeting unless they are voted by the broker on at least one matter on the agenda. Such non-voted shares will not be counted as voting on any matter as to which a non-vote is indicated on the broker's proxy.

       The Company does not know of any matters, other than as described in the Notice of Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

       Stockholders who execute proxies solicited by the Company's Board of Directors retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments and postponements thereof. The presence of a stockholder at the Meeting will not automatically revoke such stockholder's proxy. Any proxy may be revoked, however, at any time prior to its exercise by written notice to the Secretary of the Company or the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Meeting or by attending the Meeting and voting in person. Any written notice revoking a proxy should be delivered to Arthur H. Dunkin, Secretary-Treasurer of the Company, at 239 Rowan Street, Salem, Virginia 24153.

                              STOCKHOLDER APPROVAL

       Although the Company's principal administrative offices are located in Salem, Virginia, the Company is incorporated under the laws of the State of Nevada. Under Nevada law, the affirmative vote of a plurality of the shares represented at the Meeting is required for the election of Directors. Accordingly, withholding of authority and broker non-votes will have no effect upon the election of Directors. Approval of the amendment to the 1993 Stock Option Plan requires the affirmative vote of holders of a majority of the shares represented and entitled to vote on the matter at the meeting. Abstentions will have the effect of a vote against the amendment to the 1993 Stock Option Plan. Broker non-votes will have no effect on such proposal.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

       Stockholders of record as of the close of business on February 14, 1997 will be entitled to one vote for each share then held. As of February 14, 1997, the Company had 13,166,189 shares of common stock issued and outstanding.

       The following table sets forth certain information regarding beneficial ownership of the Common Stock as of February 14, 1997, by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each director and nominee, and (iii) all directors, nominees and executive officers as a group. The Company believes that the individuals listed each have sole voting and investment power with respect to such shares, except as otherwise indicated in the
  footnotes to the table.     Unless otherwise indicated below, the business
  address of each person listed below is: c/o Rowe Furniture Corporation, 239 Rowan Street, Salem, Virginia 24153.


                                                     Shares Beneficially
                                                             Owned
                                                -----------------------------
                                                 Amount of
                                                 Beneficial          Percent
                                                Ownership(1)         of Class
                                                ------------         --------

Name and Address,
of Beneficial Owner
-------------------
Caryl S. Bentz (2)                               1,172,433             8.9%
Gerald M. Birnbach (3)(4)(5)                     1,621,421            12.2
Sidney J. Silver (6)                             1,500,723            11.4
Arthur H. Dunkin (7)                               143,217             1.1
Keith J. Rowe (3)(8)(9)                          1,357,385            10.3
Harvey I. Ptashek (10)                              69,561              *
Gerald O. Woodlief (11)                             95,552              *
Richard E. Cheney                                   87,662              *
W. Patrick Dolan (12)                               77,788              *
Charles T. Rosen                                    43,030              *
All directors, nominees and executive officers
as a group (11 persons)                          4,222,268            30.9

* Less than one percent.

   (1) Includes shares subject to options exercisable within 60 days of February 14, 1997 granted to the directors and executive officers as follows: Mr. Birnbach - 133,400, Mr. Silver - 20,250, Mr. Dunkin - 61,750, Mr. Rowe - 35,437, Mr. Ptashek - 64,750, Mr. Woodlief -
          35,437, Mr. Cheney - 35,437, Mr. Dolan - 35,437, Mr. Rosen - 35,437,
          Marlene M. Johnson - 2,500 and Charlene A. Pedrolie - 18,000 Also includes shares held in retirement accounts.
   (2) Ms. Bentz's business address is- 4749 Barclay Square, Roanoke, Virginia 24018.
   (3) Includes 280,098 shares held by Mr. Birnbach and Mr. Keith Rowe, as co-trustees under the trust FBO Michael Rowe, over which shares these individuals exercise shared voting and investment power. Mr. Birnbach does not have any income or residuary interest in these shares.
   (4) Includes 115,803 and 398,670 shares held as co-trustee under irrevocable trust agreements for the descendants of D. E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, over which shares Mr. Birnbach exercises shared voting and investment power.
   (5) Includes 2,430 shares held jointly by Mr. Birnbach with his wife. Includes 21,271 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Nina Patton and the Descendants of Nina Patton, 26,121 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Jami Taff and the Descendants of Jami Taff, 16,421 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Tom Birnbach and the Descendants of Tom Birnbach and 26,121 shares as co-trustee with Miriam Birnbach for the Irrevocable Trust for the Benefit of Bruce Birnbach and the
          Descendants of Bruce Birnbach.   Excludes 3,795 shares held by Mr.
          Birnbach's wife of which Mr. Birnbach disclaims beneficial ownership.
   (6) Excludes the following shares of which Mr. Silver disclaims beneficial ownership: 1,593 shares owned by Mr. Silver's wife, 189,843 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Wife and Descendants of Sidney J. Silver, 12,500 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Beth D. Silver and the Descendants of Beth D. Silver, 25,000 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Patricia A. Silver and the Descendants of Patricia A. Silver, 38,500 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Lisa E. Cannon and the Descendants of Lisa E. Cannon, 12,500 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of David C. Silver and the Descendants of David C. Silver and 12,500 shares held by Mr. Silver's wife and son as trustees under the Irrevocable Trust for the Benefit of Daniel B. Silver and the Descendants of Daniel B. Silver. Includes 115,803 and 398,670 shares held as co-trustee under Irrevocable Trust agreements for the descendants of D.E. Rowe, Jr. and for the descendants of Gladys B. Rowe, respectively, 792 shares held as co-trustee under the Revocable Trust Agreement FBO Jonathan Simon Elsberg and 15,187 shares in the Silver, Freedman & Taff Profit Sharing Plan and Trust over which shares Mr. Silver exercises shared voting and investment power. Mr. Silver's business address is: c/o Silver, Freedman & Taff, L.L.P, 1100 New York Ave., N.W., Washington, D.C. 20005.
   (7) Excludes 100 shares owned by each of Mr. Dunkin's three children of which Mr. Dunkin disclaims beneficial ownership.
   (8) Messrs. Michael and Keith Rowe are coexecutors of the estate of Elizabeth J. Rowe and have shared voting and investment power with respect to 10,084 shares.
   (9) Excludes 792 shares owned by Mr. Rowe's wife of which Mr. Rowe disclaims beneficial ownership.
   (10) Excludes 54,278 shares owned by Mr. Ptashek's wife of which Mr. Ptashek disclaims beneficial ownership.
   (11) Excludes 72,595 shares owned by Mr. Woodlief's wife of which Mr. Woodlief disclaims beneficial ownership.
   (12) Includes 27,164 shares held as trustee under the W. P. Dolan Profit Sharing Plan over which Mr. Dolan exercises sole voting and investment power.

                       PROPOSAL I - ELECTION OF DIRECTORS

       The Company's Board of Directors is composed of nine directors. One-third of the Directors are elected annually. Three Directors are to be elected at the Meeting for terms of three years or until their successors are elected and qualified.

       Unless contrary specification is indicated, it is intended that the accompanying form of proxy will be voted for the election of the three nominees named below. If any of such persons is unable, or declines to serve, the persons named in the accompanying proxy may vote for another person, or persons, in their discretion. There are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.


       The following table sets forth certain information with respect to each nominee for election to the Board and each Director continuing to serve.

                        INFORMATION CONCERNING NOMINEES


                                                               Director  Term To
                                                          Age   Since    Expire
                                                          ---   -----    ------

Gerald O. Woodlief........................................66     1982     2000
Harvey I. Ptashek.........................................58     1984     2000
W. Patrick Dolan..........................................57     1988     2000

                         DIRECTORS CONTINUING TO SERVE

                                                               Director  Term To
                                                          Age   Since    Expire
                                                          ---  --------  -------
Charles T. Rosen..........................................63     1977     1999
Sidney J. Silver..........................................62     1982     1999
Arthur H. Dunkin..........................................51     1986     1999
Gerald M. Birnbach........................................66     1966     1998
Keith J. Rowe.............................................53     1977     1998
Richard E. Cheney.........................................75     1988     1998


     Gerald O. Woodlief served as a Senior Vice President of the Company from 1982 until his retirement in December 1992. Since January 1993, Mr. Woodlief has been a consultant to the Company. From 1949 until 1982, Mr. Woodlief served in various manufacturing positions with the Company.

     Harvey I. Ptashek, who has been employed by the Company since 1964, has served as its Senior Vice President since 1984. He was the Vice President of Sales from 1980 to 1984. Prior to that time, he held positions with the Company as National Sales Manager and Director of Sales Administration.

     W. Patrick Dolan has served as President of W. P. Dolan & Associates, a labor/management consulting firm, since 1978.

     Charles T. Rosen has served as President of CTR Funding, Inc., a private investment company, since 1975.

     Sidney J. Silver has been a member of the Washington, D.C. law firm Silver, Freedman & Taff, L.L.P since 1972.

     Arthur H. Dunkin has been the Company's Secretary-Treasurer since 1986. Mr. Dunkin has been in the service of the Company since 1984.

     Gerald M. Birnbach has been in the service of the Company since 1956. He has served as the Company's President since 1972, and Chairman of the Board since 1976. Prior to becoming President, he was Vice President of Merchandising and Sales.

     Keith J. Rowe served as a Vice President of the Company from 1977 to January 1993. He is presently a private investor and currently serves on the board of directors of Enabling Technologies, Inc.

     Richard E. Cheney was the Chairman of the Board of Hill & Knowlton, an international public relations company, from 1987 to 1991 and served as the Chairman Emeritus from 1991 to 1993. He currently serves on the boards of directors of Chattem, Inc. and Alpine Lace Brands and serves as a financial relations consultant to such companies.


     Board of Directors Meetings and Committees. The Board conducts its business through meetings of the Board and through the activities of its committees. During the fiscal year ended December 1, 1996, the Board of Directors held eight regular Board meetings. No incumbent director of the Company attended fewer than 75 percent of the total meetings of the Board of Directors and committee meetings on which such Board member served during this period.

     The Audit Committee of the Board of Directors consists of Messrs. Cheney, Dolan, Rosen, Rowe and Silver. The primary functions of this committee are to evaluate audit performance, oversee relations with the Company's independent auditors, and evaluate internal accounting policies and procedures. Three meetings were held by the Audit Committee during the year ended December 1, 1996.

     The Executive Committee of the Board of Directors consists of Messrs. Birnbach, Rowe, Silver and Woodlief. This committee determines the compensation of the executive officers of the Company. Two meetings were held by the Executive Committee during the year ended December 1, 1996.

     The Stock Option Committee of the Board of Directors consists of Messrs. Cheney, Dolan, Rosen, Rowe and Woodlief. The Stock Option Committee determines the number of stock options to be granted to all officers and employees of the Company. Two meetings were held by the Stock Option Committee during the year ended December 1, 1996.

     The Company's full Board of Directors act as a nominating committee for the annual selection of nominees for election as Directors. While the Board of Directors will consider nominees recommended by stockholders, it has not established any procedures for this purpose.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation for each of the last three fiscal years earned by the President and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended December 1, 1996 (the "Named Executives").

                           Summary Compensation Table


                            Long-Term Compensation

                                                                       Awards
                                                  Annual               ------
Name and                                       Compensation     Securities Underlying     All Other
Principal Position                Year     Salary        Bonus          Options         Compensation(1)
------------------                ---------------------------------------------------------------------
Gerald M. Birnbach
Chairman and President            1996     $754,512    $250,000(2)       50,000             245,271
                                  1995      745,404           0          40,000             244,675
                                  1994      725,000           0          56,400           1,406,930

Harvey I. Ptashek
Senior Vice President             1996      230,000      15,000          16,000              14,700
                                  1995      230,000      15,000          15,000              14,700
                                  1994      228,333           0          33,750               5,082

Arthur H. Dunkin
Secretary Treasurer               1996      195,000           0          16,000              11,700
                                  1995      195,000      15,000          12,000              12,600
                                  1994      193,333           0          33,750               5,082

Marlene M. Johnson
Vice President - People
and Strategy(3)                   1996      125,000           0               0               7,500
                                  1995        9,135           0          12,500                 274
                                  1994            0           0               0                   0

Charlene A. Pedrolie
Vice President - Manufacturing
Systems(4)                        1996      165,833           0          10,000               9,950
                                  1995      106,067           0          20,000               5,600
                                  1994            0           0               0                   0

   (1) Except as noted in the paragraph below with respect to Mr. Birnbach, for years 1996 and 1995, represents (i) matching contributions by the Company pursuant to its Cash-or-Deferred Non-Qualified Executive Retirement Plan (the "Executive Retirement Plan") and (ii) supplemental contributions under the Executive Retirement plan as follows: Mr. Birnbach - 1996 $22,636 and $22,635, 1995 - $22,338 and
          $22,337; Mr. Ptashek - 1996 $7,350 and $7,350, 1995 - $7,350 and
          $7,350; Mr. Dunkin - 1996 $5,850 and $5,850 - 1995 $6,300 and $6,300;
          Mrs. Johnson - 1996 $3,750 and

          $3,750, 1995 - $274 and $274; and Mrs. Pedrolie - 1996 $4,975 and
          $4,975, 1995 $2,800 and $2,800. Except as noted below with respect to Mr. Birnbach, for 1994, represents matching contributions by the Company pursuant to its Qualified 401(k) Savings Plan.

          In addition to contributions by the Company pursuant to the 401(k) Plan and the Cash-or-Deferred Non-Qualified Executive Retirement Plan, the amounts for Mr. Birnbach include payments to Mr. Birnbach of $200,000 in 1996, $200,000 in 1995 and $1.4 million in 1994 pursuant to the settlement of his SERP agreement.  See"--Employment
          Agreements."

    (2) Payable in the year following Mr. Birnbach's retirement and will accrue interest annually based on the average ten-year U. S. treasury bond rate.

    (3)   Mrs. Johnson's employment with the Company began on November 6, 1995.

    (4)   Ms. Pedrolie's employment with the Company began on April 1, 1995.

     The following table sets forth certain information concerning stock options granted pursuant to the Company's 1993 Stock Option and Incentive Plan to the Named Executives in fiscal 1996. No stock appreciation rights have been awarded under such plans.

                       Option Grants in Last Fiscal Year
                                                                                                               Potential
                                                                                                          Realizable Value At
                                                                                                             Assumed Annual
                                                                                                          Rates of Stock Price
                                                                                                              Appreciation
                                                    Individual Grants                                        For Option Term
------------------------------------------------------------------------------------------------------------------------------------

                                   Number of
                         Securities Underlying          % of Total        Exercise
                                       Options     Options Granted         or Base
                                       Granted        to Employees           Price        Expiration
Name                                      #(1)      In Fiscal Year          ($/SH)              Date        5%($)          10%($)
------------------------------------------------------------------------------------------------------------------------------------

G. M. Birnbach                          50,000               12.8%          $7.625          11-26-06     $239,766        $607,614

H. I. Ptashek                           16,000                4.1%           7.625          11-26-06       76,725         194,437

A. H. Dunkin                            16,000                4.1%           7.625          11-26-06       76,725         194,437

M. M. Johnson                                0                  0%                                              0               0

C. A. Pedrolie                          10,000                2.6%           7.625          11-26-06       47,953         121,522

(1) Mr. Birnbach's 50,000 shares consist of 37,000 shares underlying non-qualified stock options, which are exercisable immediately and 13,000 shares underlying incentive options, which are exercisable January 2, 1998. Mr. Ptashek's options consist of 3,000 shares exercisable immediately and 13,000 shares which became exercisable January 2, 1997. Mr. Dunkin's options consist of 5,000 shares which were exercisable immediately and 11,000 shares which became exercisable January 2, 1997.

         The following table sets forth information concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year with respect to each of the Named Executives:

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year-End Option Values

                                                                                      Number of Shares                Value of
                                                                                            Underlying             Unexercised
                                                                                           Unexercised            In-the-Money
                                               Shares                               Options at 12-1-96      Options at 12-1-96
                                             Acquired                   Value             Exercisable/            Exercisable/
Name                                      On Exercise             Realized(1)         Unexercisable(2)        Unexercisable(3)
------------------------------------------------------------------------------------------------------------------------------------

Gerald M. Birnbach                             50,000                $191,319                 127,868/                $309,195/
                                                                                               33,000                   60,750

Harvey I. Ptashek                                   0                       0                  51,750/                 130,331/
                                                                                               13,000                    3,250

Arthur H. Dunkin                               46,687                 189,916                  50,750/                 122,206/
                                                                                               11,000                    2,750

Marlene M. Johnson                                  0                       0                   2,500/                   9,375/
                                                                                               10,000                   37,500

Charlene A. Pedrolie                                0                       0                  14,000/                  17,500/
                                                                                               16,000                   60,000

-----------------------

(1) The difference between fair market value of the Company's Common Stock price at exercise and exercise price.
(2) Includes option grants under the 1983 Stock Option Plan and the 1993 Stock Option Plan.
(3) The difference between fair market value of the Company's Common Stock price at fiscal year end and exercise price.

      Supplemental Executive Retirement Plan ("SERP"). The plan provides for a fixed retirement benefit at age 65 of $100,000 per year for ten years for a total sum of $1.0 million. A participant who retires between the ages of 55 and 65 will receive a reduced annual payment over a greater number of years for a total sum of one million dollars. A participant who retires at age 53 or 54 will receive a reduced annual payment over a greater number of years for total sums of $650,000 and $700,000, respectively. A participant who retires before age 53 will receive a lump sum payment equal to the total amount previously accrued by the Company for financial accounting purposes. In September 1995, the Company revised the SERP to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations and to eliminate the reduction in the full benefit provided by the Plan because of age in the event of a change in control. The Named Executives who are participants in the plan are Messrs. Ptashek and Dunkin.

      Employment Agreements. In December 1993, the Company revised and extended an existing employment agreement with Mr. Birnbach. At the time the agreement was revised and extended, Mr. Birnbach's SERP was terminated and the Company agreed to settle an approximately $2.7 million lump sum payment to which Mr. Birnbach was entitled upon retirement pursuant to the SERP. Under the settlement the Company agreed to pay Mr. Birnbach $1.4 million on or before December 15, 1993 and four equal annual installments of $200,000 on or before December 15 each year thereafter.

     The agreement provides for an annual base salary of $725,000, exclusive of bonuses and increases, and annual salary increases based upon increases in the Consumer Price Index. Provision is also made for a bonus for unusual efforts made by Mr. Birnbach on behalf of the Company to be awarded in the sole discretion of the Company's Board of Directors. The agreement also provides for termination benefits, disability benefits, vacation and other benefits, including the furnishing of an automobile to Mr. Birnbach. The agreement has an eight year term.

     In the event that the Company terminates Mr. Birnbach's employment contract without cause or due to the cessation of the Company's business, other than by reason of sale of such business, or due to a change in control of the Company which is followed by the voluntary or involuntary termination of Mr. Birnbach's employment, Mr. Birnbach will be entitled to the full amount of all compensation and benefits to which he would otherwise be entitled under the agreement for the remaining term of the agreement. In addition, any benefits Mr. Birnbach may have under any employee benefit plan shall immediately vest.

     Under the agreement, for a period of two years after the voluntary or involuntary termination of Mr. Birnbach's employment with the Company, Mr. Birnbach may not compete or own an interest in any other business in competition with that of the Company's business, except for the purchase and holding of securities of any company listed upon a recognized securities exchange or traded in a recognized security market.

     In addition, Mr. Birnbach's employment agreement and Supplemental Executive Retirement Plan Waiver agreement were amended in September 1995 to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations upon the occurrence of certain events, including a change in control of the Company.

     The Board of Directors approved employment contracts with Messrs. Ptashek and Dunkin in 1984 and 1985, respectively. The contracts provide that if the officers are terminated for the convenience of the Company, without cause or any reason related to job performance, they may receive a sum equal to their annual base compensation for a period of two years or until the attainment of the normal retirement age under the Company's retirement plans, whichever is earlier. Payments made under these employment contracts are credited toward age requirements under the SERP.

     In addition, these employment contracts were amended in September 1995 to provide for the transfer into a separate grantor trust of assets equal to the Company's obligations in the event of a change in control of the Company.

     Cash-or-Deferred Non-Qualified Executive Retirement Plan. Effective December 1, 1994, the Company adopted an unfunded Cash-or-Deferred Non-Qualified Executive Retirement Plan (the "Executive Retirement Plan"). The Executive Retirement Plan is designed to enable the executive officers to defer current income. Under the Executive Retirement Plan, a participant may elect to defer an unlimited amount of his salary and bonus; however, the matching formula for such amounts is the same as that of the 401(k) Plan. Each participant will receive a matching Company contribution equal to (i) 75% of the first 1% to 3% of compensation deferred and (ii) 25% of deferred amounts from 4% to 6% of compensation. No matching contribution will be made for deferred amounts in excess of 6% of salary and bonus. In its discretion, the Board of Directors may award supplemental credits to the account of plan participants. Participant deferral amounts, matching credits and any supplemental credits will earn interest equal to the then current 10-year treasury bond rate. Participants are fully vested in the amounts credited to their plan accounts at all times. Supplemental contributions were awarded for fiscal 1996 as follows: G. M. Birnbach - $22,635, A. H. Dunkin - $5,800, M. M. Johnson - 3,750, C. A. Pedrolie - $4,975 and H. I. Ptashek - $7,350.

     In addition, the Executive Retirement Plan provides for the transfer into a separate grantor trust of assets equal to the Company's obligations to the plan participants upon the occurrence of certain events, including a change in control of the Company. As of December 1, 1996, five executive officers, including the Named Executives, participate in the Executive Retirement Plan.

     Director Compensation. Directors employed by the Company are paid fees of $500 per meeting and non-employee directors receive a fee of $1,500 per meeting. For fiscal 1997, the fee for non-employee directors will be $1,750 per meeting. No fees are paid to members of committees appointed by the Board of Directors for their service on committees. The directors who are not employees of the Company received the following amounts in fiscal 1996 for serving on the Company's Board of Directors: Messrs. Cheney, Silver, Rosen, Rowe and Woodlief, $12,000 each; and Mr. Dolan $10,500. Directors who are executive officers of the Company each received $4,000 in 1996 in compensation for their service on the Company's Board of Directors. In accordance with the 1993 Stock Option and Incentive Plan, directors who are not employees of the Company each receive on the first Monday in February of each year an automatic grant of options to purchase 4,500 shares. Accordingly, the following directors received such stock option awards on February 5, 1996: Messrs. Cheney, Dolan, Rosen, Rowe, Silver and Woodlief. No stock options by non-employee directors were exercised during fiscal 1996.

     Compensation Committee Interlocks and Insider Participation. The members of the Company's Compensation Committee are Messrs. Birnbach, Rowe, Silver and Woodlief. Mr. Birnbach is currently the Company's President and Chairman, and
Messrs. Rowe and Woodlief are former officers of the Company.   Since his
retirement in December 1992, Mr. Woodlief has been a consultant to the Company at an annual fee of $32,500 in fiscal year 1996. Beginning in January 1996, the monthly fee was revised to $1,250. Mr. Silver is a member of the law firm Silver, Freedman & Taff, L.L.P. which serves as general counsel to the Company. Total fees incurred for legal services rendered by this firm to the Company and its subsidiaries during the fiscal year ended December 1, 1996 did not exceed 5% of such firm's gross revenues in its last fiscal year.

     Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in the ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16 (a) forms they file.

     To the Company's knowledge, based solely upon information provided to the Company by the officers and directors subject to Section 16 of the Securities Exchange Act of 1934, each of the Company's executive officers, directors and greater than 10% shareholders timely filed all required reports.

            REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES


     The compensation policies of the Company seek to align the compensation of its executive officers with the Company's financial and other performance aspects, thereby improving performance and enhancing stockholder value.

     Compensation Philosophy. The Company's compensation programs are designed to attract and retain qualified management personnel by providing competitive compensation while, at the same time, providing incentive to enhance stockholder value consistent with the business strategies and long-term objectives of the Company. Accordingly, the Company's compensation programs include the following aspects:

     The compensation program includes a base salary providing competitive compensation and reflecting the Company's financial and other performance as well as the individual's performance.

     Long-term incentive in the form of stock options are designed to reward and retain executives over a period of years, and to align the interests of executives with those of stockholders by relating compensation to the Company's stock price.

     Base Salaries. Base salaries are intended to compensate fairly all of the executive officers of the Company for the effective exercise of their responsibilities, their management of the business functions for which they are responsible, and their extended period of service to the Company. Actual salaries paid to the Company's executive officers are based upon their level of experience and performance and their years of service to the Company.

     Long-term Incentives.   The Company provides long-term stock-related
incentives to key executives and employees including the Named Executives under the 1993 Stock Option and Incentive Plan (the "Plan"). Awards under the Plan may be either "incentive" stock options, qualifying for favorable income tax treatment, or "non-qualified" stock options. Awards are designed to align management's incentives with the interests of the Company's stockholders and to reward executives for increases in stockholder value. On November 26, 1996, stock options were awarded to the Named Executives in the following amounts:
Mr. Birnbach - 50,000 shares, Mr. Dunkin and Mr. Ptashek - 16,000 shares each and Ms. Pedrolie - 10,000 shares. Such awards were to link an adequate portion of executive compensation to benefits produced for all other stockholders.

     Compensation of the Chief Executive Officer.    Effective December 1993,
Mr. Birnbach received an increase in his salary from $641,600 to $725,000 as an inducement to extend his contract to serve as Chairman and President of the Company and to reward him for improvement in the Company's financial and other performance. Pursuant to the employment agreement, Mr. Birnbach's compensation is adjusted annually for cost of living increases. See "Executive Compensation - Employment Agreements."

     Pursuant to Mr. Birnbach's employment agreement, provision is made for a bonus to be awarded in the sole discretion of the Company's Board of Directors. On November 6, 1996, Mr. Birnbach was awarded a bonus of $250,000 payable in the year following Mr. Birnbach's retirement in consideration of exceptional performance by Mr. Birnbach in 1996.

     In 1993, Section 162(m) was added to the Internal Revenue Code of 1986, as amended (the "Code"), the effect of which is to eliminate the deductibility of compensation over $1 million, with certain exclusions, paid to each of certain highly compensated executive officers of publicly held corporations, such as the Company. Section 162(m) applies to remuneration (both cash and non-cash) that would otherwise be deductible for tax years beginning on or after January 1, 1994, unless expressly excluded. The Company has included a provision in Mr. Birnbach's employment agreement limiting his compensation to the $1 million threshold and deferring any amount in excess of such limit. In addition, although the current compensation of each of the Company's other executive officers is below the $1 million threshold, the Company intends to consider the new provision in establishing future compensation policies for such officers.

                            COMPENSATION COMMITTEE

                              Gerald M. Birnbach
                              Keith J. Rowe
                              Sidney J. Silver
                              Gerald O. Woodlief

                            STOCK OPTION COMMITTEE

                              Richard E. Cheney
                              W. Patrick Dolan
                              Charles T. Rosen
                              Keith J. Rowe
                              Gerald O. Woodlief

                               PERFORMANCE GRAPH

     The following is a line graph comparing the yearly change in the cumulative total return on the Company's Common Stock with the cumulative total return on the NYSE Market Index and the Company's peer group index for the Company's last five fiscal years.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

Among Rowe Furniture Corporation, the NYSE Market
Index, and the Company's Peer Group



     The peer group consists of household furniture manufacturing companies with the same Standard Industrial Classification as the Company.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

------------------------------FISCAL YEAR ENDING--------------------------------


COMPANY                 1991    1992    1993    1994    1995    1996

ROWE FURNITURE CORP.     100  221.25  590.67  709.53  603.16  973.67
INDUSTRY INDEX           100  138.31  187.17  149.14  182.48  229.33
NYSE MARKET INDEX        100  114.78  128.80  130.94  167.51  208.35

             PROPOSAL II - AMENDMENT TO THE 1993 STOCK OPTION PLAN

          Under the 1993 Stock Option Plan, 1,468,125 shares (as adjusted for the three-for-two stock splits paid January 15, 1993, October 5, 1993, January 15, 1994 and December 6, 1994) of the Common Stock, $1.00 par value, are reserved for issuance by the Company. As of February 14, 1997, options were outstanding covering 917,912 shares. The 1993 Stock Option Plan was ratified by the stockholders of the Company in 1993.

          The 1993 Stock Option Plan was adopted in order to permit the granting of long-term incentive awards to directors, officers and key employees as a means of enhancing and encouraging the recruitment and retention of these
individuals on whom the continued success of the Company most depends.   Of the
remaining 405,525 shares currently authorized for issuance under the 1993 Stock Option Plan, 135,000 shares are reserved for awards to the non-employee directors of the Company. To ensure that a sufficient number of shares will be available for future awards to officers and employees of the Company, the Board of Directors approved an amendment to the 1993 Stock Option Plan to increase the number of shares authorized for issuance thereunder from 1,468,125 to 1,968,125.

          The increasing competition among business organizations for capable management makes it essential to maintain a program which will encourage and facilitate investment in the Common Stock of the Company by those individuals whose efforts will determine the future growth and continued success of the Company. In this regard, the amendment to the 1993 Stock Option Plan will enable the Company to remain competitive in inducing qualified individuals to enter its service and to remain in its employ.

          The principal features of the 1993 Stock Option Plan Nare summarized below.

          General. The 1993 Stock Option and Incentive Plan provides for awards in the form of stock options. Each award shall be on such terms and conditions, consistent with the Plan, as the committee administering the Plan may determine.

          Shares may be either authorized but unissued shares or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 1993 Stock Option Plan. Generally, no award or any right or interest therein is assignable or transferable except under certain limited exceptions set forth in the Plan.

          The 1993 Stock Option Plan is administered by a committee consisting of two or more members of the Board of Directors of the Company (the "Committee"), none of whom are eligible to receive discretionary awards under the 1993 Stock Option Plan or any other plan of the Company or its subsidiaries. Directors Cheney, Dolan, Rosen, Rowe and Woodlief are the current members of the Committee.

          Stock Options. The term of stock options granted under the 1993 Stock Option Plan will not exceed ten years from the date of grant. The Committee may grant either "Incentive Stock Options" ("ISOs") as defined under Section 422 of the Code or stock options not intended to qualify as such ("non-qualified stock options"). The Committee determines whether to grant ISOs or non-qualified stock options based on all relevant factors, including the identity of the grantee and the respective tax and accounting consequences to the Company.

          In general, stock options granted under the 1993 Stock Option Plan are not exercisable after the expiration of their terms. In the event that a participant ceases to maintain continuous service (as defined in the 1993 Stock Option Plan) for any reasons other than death or termination for cause, an already exercisable stock option will remain exercisable for a period of three months, but in no event after the expiration date of the option. In the case of a participant who has served the Company for at least ten years and who takes normal retirement, a stock option awarded to such an individual may be exercisable for a period of five years following the date of retirement, but in no event later than ten years from the date of grant. In the event of the death of a participant during such service or within the three month or five year periods referred to above, an exercisable option will continue to be exercisable for one year, to the extent exercisable by the participant immediately prior to his death, but in no event later than ten years from the date of grant. Following the death of any participant, the Committee may, as alternative means of settlement of an option, elect to pay to the holder the amount by which the market value of the shares covered by the option on the date of exercise exceeds the exercise price. A stock option will automatically terminate and will no longer be exercisable as of the date a participant ceases to serve as a director, officer, or employee if such individual was terminated for cause.

          The exercise price for the purchase of shares subject to a stock option at the date of grant may not be less than 100% of the market value of the shares covered by the option on that date. The exercise price must be paid in full in cash or shares of Common Stock, or a combination of both, as determined by the Committee.

          The 1993 Stock Option Plan provides for the grant of a non-incentive stock option to purchase 4,500 shares of Common Stock to each director who is not a full-time employee of the Company on the first Monday of February of each year during the term of the 1993 Stock Option Plan. The exercise price per share of such options shall be equal to the fair market value of the Common Stock on the date of grant.

          Effect of Merger and Other Adjustments. Shares as to which awards may be granted under the 1993 Stock Option Plan, and shares then subject to awards will be adjusted by the Committee in the event of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, or other change in the corporate structure or shares of the Company.

          In the event of any merger, consolidation or combination of the Company with or into another entity, whereby either the Company is not the continuing entity or its outstanding shares are converted into or exchanged for different securities, cash or other property or any combination thereof, any participant to whom a stock option has been granted will generally have the right, upon exercise of the option, to an amount equal to the excess of fair market value on the date of exercise over the consideration receivable in the merger, consolidation or combination with respect to the shares covered or represented by the stock option over the exercise price of the option, multiplied by the number of shares with respect to which the options have been exercised.

          In addition, in the event a tender or exchange offer for shares (other than such an offer by the Company) is commenced, or in the event the stockholders of the Company approve a transaction pursuant to which substantially all of the Company's assets will be sold, or pursuant to which the Company will cease to be an independent publicly owned entity, all outstanding stock options not fully exercisable will become exercisable in full and remain so for a period of 60 days from the date of such commencement of the offer or from the date of stockholder approval, as the case may be, after which they will revert to being exercisable in accordance with their terms.

          Amendment or Termination. The Board of Directors of the Company may at any time amend, suspend or terminate the Plan or any portion thereof but may not, without the prior approval of the stockholders, make any amendment which
(i) materially increases the total number of shares which may be subject to awards, (ii) materially increases the aggregate number of shares which may be subject to awards to participants who are not employees or (iii) changes the class of persons eligible to participate in the Plan. Unless previously terminated, the Plan shall continue in effect for a term of ten years, after which no further awards may be granted under the Plan.

          Federal Income Tax Consequences. Under present federal income tax laws, awards under the 1993 Stock Option Plan will have the following consequences: (1) the grant of an award will not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such grant. (2) The exercise of a stock option which is an ISO within the meaning of Section 422 of the Code will generally not, by itself, result in the recognition of taxable income to the participant nor entitle the Company to a deduction at the time of such exercise. However, the difference between the exercise price and the fair market value of the option shares on the date of exercise is an item of tax preference which may, in certain situations, trigger the alternative minimum tax to the participant. The alternative minimum tax is incurred only when it exceeds the regular income tax. The alternative minimum tax will be payable at the rate of 26% to the first $175,000 of "minimum taxable income" in excess of $33,750 (single individual) or $45,000 (married individual filing jointly). This tax applies at a flat rate of 28% of so much of the taxable excess as exceeds $175,000. If a taxpayer has alternative minimum taxable income in excess of $150,000 (married individuals filing jointly) or $112,500 (single individual), the $45,000 or $33,750 exemptions are reduced by an amount equal to 25% of the amount by which the alternative minimum taxable income of the taxpayer exceeds $150,000 or $112,500, respectively. (3) If the shares acquired upon exercise of an ISO are not held for at least one year after transfer of such shares to the participant or two years after the grant of the ISO, whichever is later, the participant will recognize ordinary income or loss upon disposition of the shares in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the shares. In such an event, the Company will generally be entitled to a corresponding deduction, provided the Company meets its federal withholding tax obligations. The participant will also recognize capital gain or loss in an amount of the difference, if any, between the sale price and the fair market value of the shares on the date of exercise of the ISO; such capital gain or loss will be characterized as long-term if the shares were held for more than one year after the date of exercise of the ISO. The Company will not be entitled to a corresponding deduction for such capital gain or loss. (4) If the shares are held by the participant for one year after the ISO is exercised and two years after the ISO was granted, the participant will recognize a long-term capital gain or loss upon disposition of the shares and the Company will not be entitled to a corresponding deduction. The amount of such gain or loss will be equal to the difference between the amount realized by the participant upon disposition of the shares and the amount paid by the participant for such shares. (5) The exercise of a non-qualified stock option will result in the recognition of ordinary income by the participant on the date of exercise in an amount equal to the difference between the exercise price and the fair market value on the date of exercise of the option shares acquired pursuant to the stock option. (6) The Company will be allowed a deduction at the time, and in the amount of any ordinary income recognized by the participant upon the exercise of a non-qualified stock option, provided the Company meets is federal withholding tax obligations. (7) Upon sale of the shares acquired upon exercise of a non-qualified stock option, any appreciation or depreciation in the value of such shares from the time of exercise will result in the recognition of a capital gain or loss by the participant. Such gain or loss will be long-term capital gain or loss if the participant held the shares for more than one year following exercise of the non-qualified stock option.

          Awards Under the 1993 Stock Option Plan. The following table presents information with respect to the dollar value and the number of awards outstanding as of December 1, 1996 under the 1993 Stock Option Plan.


Participant              Value of Options(1)       Number of Options(2)
-----------              -------------------       --------------------
G. M. Birnbach               $   272,084                 146,400
H. I. Ptashek                    133,581                  64,750
A. H. Dunkin                     124,956                  61,750
M. M. Johnson                     46,875                  12,500
C. A. Pedrolie                    77,500                  30,000

All executive officers
as a group (5 persons)           654,996                 315,400

All directors who are not
executive officers as a
group (6 persons)                383,121                 170,435

All employees other than
executive officers
(96 persons)                  34,323,102                 443,402

--------------

(1)  Represents the difference between the aggregate option exercise price and
     the fair market value of the   underlying shares at December 1, 1996.

(2)  Includes options currently exercisable and not currently exercisable.

               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors engaged the independent certified public accounting firm of BDO Seidman, L.L.P. to audit the records of the Company for the 1994, 1995 and 1996 fiscal years. Representatives of BDO Seidman, L.L.P. are expected to attend the Meeting to respond to appropriate questions and to make a statement if they so desire.


                             STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company' s proxy materials for the next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's principal administrative offices at 239 Rowan Street, Salem, Virginia, no later than November 3, 1997. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this proxy statement. However, if other matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company may also retain the services of a proxy solicitation firm, the fees and expenses of which firm will be paid for by the Company, although there is no present intention to retain any such firm.

     The Company's annual report to stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on February 14, 1997. Any stockholder who has not received a copy of such annual report may obtain a copy by writing to the Company. Such annual report is not to be treated as part of the proxy solicitation materials, nor as having been incorporated herein by reference.



                                                    ARTHUR H. DUNKIN
                                                    Secretary-Treasurer

March 3, 1997

                           ROWE FURNITURE CORPORATION

                      1993 Stock Option and Incentive Plan


          1.  Plan Purpose.  The purpose of the Plan is to promote the long-term
              ------------
interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed on a full-time basis will qualify either as Incentive Stock Options or Non-Qualified Stock Options, as designated under the terms of the Award. Options granted to persons who are not full-time employees will be Non-Qualified Stock Options.

          2.  Definitions. The following definitions are applicable to the Plan:
              -----------

              "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

              "Award" - means the grant of an Incentive Stock Option or a Non-Qualified Stock Option, or any combination thereof, as provided in the Plan.

              "Code" - means the Internal Revenue Code of 1986, as amended.

              "Committee" - means the Committee referred to in Section 3 hereof.

              "Continuous Service" - means the absence of any interruption or termination of service as a director, officer or employee of the Corporation or an Affiliate, except that, when used with respect to persons granted an Incentive Stock Option, means the absence of any interruption or termination of service as a full-time employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its subsidiaries or its successor.

              "Corporation" -means Rowe Furniture Corporation, a Nevada corporation.

              "Disinterested Person" - means any member of the Board of Directors of the Corporation who within the prior year has not been, and is not being, granted any awards related to the Shares under this Plan or any other plan of the Corporation or any of its Affiliates except for awards which (i) are calculated in accordance with a formula as contemplated in paragraph (c)(ii) of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934; (ii) result from participation in an ongoing securities acquisition plan meeting the conditions of paragraph (d)(2)(i) of Rule 16b-3; or, (iii) arise from an individual election by a director to receive all or part of his annual board fees in securities. No recipient of a stock award granted pursuant to Section 18 hereof shall be deemed not to be a Disinterested Person solely by reason of such grant.

              "Employee" - means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

          "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

          "Exercise Price" - means in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option.

          "Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

          "Market Value" - means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the American Stock Exchange-Listed Stocks, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

          "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422 of the Code.

          "Option" - means an Incentive Stock Option or a NonQualified Stock Option.

          "Participant" - means any director, officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award and any director of the Corporation who is granted an Award pursuant to
Section 18 hereof.

          "Plan" - means the 1993 Stock Option and Incentive Plan of the Corporation.

          "Shares" - means the shares of common stock of the Corporation.

          "Senior Officer" - means the Corporation's president, principal financial officer, or principal accounting officer, any vice president of the Corporation in charge of a principal business unit, division or function (such as administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Corporation. Officers of the Corporation's Affiliates shall be deemed senior officers of the Corporation if they perform such policy-making functions for the Corporation.

          "Ten Percent Beneficial Owner" - means the beneficial owner of more than ten percent of any class of the Corporation's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     3.   Administration.  The Plan shall be administered by a Committee
          --------------
consisting of two or more members, each of whom shall be a Disinterested Person. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participant and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. The Committee may maintain, and update from time to time as appropriate, a list designating selected directors as Disinterested Persons. The purpose of such list shall be to evidence the status of such individuals as Disinterested Persons, and the Board of Directors may appoint to the Committee any individual actually qualifying as a Disinterested Person, regardless of whether identified as such on said list.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the committee without a meeting, shall be acts of the Committee.

     4.   Participation in Committee Awards. The Committee may select from time
          ---------------------------------
to time Participants in the Plan from those, directors, officers and employees (other than Disinterested Persons), of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

     5.   Shares Subject to Plan. Subject to adjustment by the operation of
          ----------------------
Section 9 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 1,468,125. The Shares with respect to which Awards may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

     6.   General Terms and Conditions of Options.  The Committee shall have
          ---------------------------------------
full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option, which shall not be less than the Market Value per Share at the date of grant of such Option, except as set forth in Section 15 hereof, (ii) the number of Shares subject to, and the expiration date of, any Option, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option.

     7.   Exercise of Options.
          -------------------

          (a) An Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of grant of such Option.

          (b) To exercise an Option under the Plan, the Participant to whom such Option was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either
(i) in cash (including check, bank draft or money order) or (ii) if permitted by the Committee in the terms of the Award, by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares. In addition, the Committee may, in the agreement evidencing the Award, also permit Participants (either on a selective or group basis) to simultaneously exercise Options and sell the Shares thereby acquired, pursuant to a brokerage "cashless exercise" arrangement, selected by and approved of in all respects in advance by the Committee, and use the proceeds from such sale as payment of the exercise price of such Options, all in accordance with Section 220.3(e)(4) of Regulation T, 12 C.F.R., Part 220; provided, however, that a Participant who is, or within the preceding six months was, subject to the provisions of Section 16 of the Securities Exchange Act of 1934, may not elect to utilize this arrangement within six months after the date the Option is granted (unless death or disability occurs prior to the expiration of such six month period), and any such election as well as the exercise of the Option shall be made or become effective during any period beginning on the third business day following the release of a summary statement of the Corporation's quarterly or annual sales and earnings and ending on the twelfth business day following such date. Payment instruments shall be received by the Corporation subject to collection.

          (c) If a Participant to whom an Option was granted shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service and in no event after the expiration date of such Option, exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument of instruments evidencing the grant of such Option. Notwithstanding the foregoing, if a Participant to whom an Option was granted shall cease to maintain Continuous Service due to normal retirement, and such Participant has served the Corporation for at least ten years, the Participant may, but only during the period of five years immediately succeeding such cessation of Continuous Service and in no event after the expiration of such Option, exercise such Option. Notwithstanding anything herein to the contrary, if the Continuous Service of a Participant to whom an Option was granted by the Corporation is terminated for cause, all rights under any Option of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

          (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month and five year periods referred to in paragraph (c) of this Section 7, the person to whom any Option held by the Participant at the time of his death is transferred by will or the laws of descent and distribution may, but only to the extent such Participant was entitled to exercise such Option immediately prior to his death, exercise such Option at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option. Following the death of any

Participant to whom an Option was granted under the Plan, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

     8.   Incentive Stock Options.  Incentive Stock Options may be granted only
          -----------------------
to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Corporation and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

     9.   Adjustments Upon Changes in Capitalization.  In the event of any
          ------------------------------------------
change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalizaiton, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

     10.  Effect of Merger on Options.  In the event of any merger or
          ---------------------------
consolidation of the Corporation (other than a merger or consolidation in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all stockholders of the Corporation (except to the extent that dissenting stockholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option has been granted at least 6 months prior to such event shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

     11.  Effect of Change in Control.  Each of the events specified in the
          ---------------------------
following clauses (i) through (iii) of this Section 11 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation; provided, however, that the occurrence of any such events shall not be deemed a "change in control" if, prior to such occurrence, a resolution specifically approving such occurrence shall have been adopted by at least a majority of the Board of Directors of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause
(iii) above shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of sixty days following such date, after which they shall revert to being exercisable in accordance with their terms; provided, however, that no Option shall be exercisable by a Ten Percent Beneficial Owner, director or Senior Officer of the Corporation within six months of the date of grant of such Option and no Option which has previously been exercised or otherwise terminated shall become exercisable.

     12.  Assignments and Transfers.  No Award nor any right or interest of
          -------------------------
a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order as defined in the Code or Title I of the ERISA or the rules thereunder.

     13.  Employee Rights Under the Plan.  No director, officer or employee
          ------------------------------
shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     14.  Delivery and Registration of Stock.  The Corporation's obligation
          ----------------------------------
to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to
(i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Any provision of the Plan which is inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

     15.  Withholding Tax.  The Corporation shall have the right to deduct
          ---------------
from all amounts paid in cash with respect to the exercise of an Option under the Plan any taxes required by law to be withheld with respect to such exercise. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant of such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld.

     16.  Amendment or Termination. The Board of Directors of the Corporation
          ------------------------
may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 9 hereof) no amendment shall be made without approval of the Stockholders of the Corporation which shall (i) materially increase the aggregate number of Shares with respect to which Awards may be made under the Plan, (ii) materially increase the aggregate number of Shares which may be subject to Awards to Participants who are not Employees or (iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

     Notwithstanding anything in the Plan to the contrary, to the extent that the Plan provides for formula awards, as defined in Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934, such provisions may not be amended more than every six months, other than to comport with changes in the code, ERISA or the rules thereunder.

     17.  Effective Date and Term of Plan.  The Plan shall become effective
          -------------------------------
upon its adoption by the Board of Directors of the Corporation, subject to the approval of the Plan by vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote on the adoption of the Plan. It shall continue in effect for a term of ten years unless sooner terminated under
Section 16 hereof.

     18.  Grant to Directors.  By, and simultaneously with, the adoption of
          ------------------
this Plan, each member of the Board of Directors of the Corporation who is not a full-time employee on the first Monday of February is hereby granted Options on the fist Monday of February of each year during the term of the Plan to purchase 4,500 Shares. The Option exercise price per Share shall be equal to the Market Value of one such Share on the date such Options are granted. Each such Option shall be evidenced by a Non-Qualified Stock Option Agreement in a form approved by the Board of Directors and shall be subject in all respects to the terms and conditions of this Plan, which are controlling.

     RESTATED FOR THE JANUARY 15, 1993, OCTOBER 5, 1993,  JANUARY 15, 1994
                       AND DECEMBER 6, 1994 STOCK SPLITS

                                FIRST AMENDMENT

                                     TO THE

                           ROWE FURNITURE CORPORATION

                      1993 STOCK OPTION AND INCENTIVE PLAN



     In order to bring the Rowe Furniture Corporation 1993 Stock Option and Incentive Plan (the "Plan") into conformity with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, which Section limits the deductibility of the compensation of the chief executive officer and the four highest compensated officers for the taxable year (other than the chief executive officer) to $1,000,000.00 and provides for an exclusion from such limit for "performance-based" plans, including stock option plans which meet certain requirements, the Plan shall be and hereby is amended, in accordance with Section 16 thereof, to bring the Plan into conformity with such requirements, pursuant to the Section 162(m) transition rules for plans that had been previously approved by shareholders. The Plan had been approved by shareholders prior to December 20, 1993. The amendments set forth herein (i) require the administrative committee, effective as of March 7, 1996, to be composed solely of disinterested persons, as defined in the Plan, who are also "outside directors," as the number of shares, that can be awarded to any one individual under the Plan to 100,000 shares in any calendar year. Such amendments are as follows:

     1. Effective as of March 7, 1996, Section 3 of the Plan shall be and hereby is amended to read as follows:

               3. Administration.  The Plan shall be administered by a Committee
                  --------------
     consisting of two or more members, each of whom shall be a Disinterested Person and each of whom shall be an "outside director," as set forth at
     Section 162(m) of the Code and defined in the regulations promulgated hereunder. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. The Committee may maintain, and update from time to time as appropriate, a list designating selected outside directors (as hereinabove defined) as Disinterested Persons. The purpose of such list shall be to evidence the status of such individuals as Disinterested Persons, and the Board of Directors may appoint to the Committee any individual actually qualifying as a Disinterested Person, regardless of whether identified as such on said list.

     2. Effective as of March 7, 1996, the following sentence shall be and hereby is added at the conclusion of Section 6:

     Notwithstanding the foregoing, no individual shall be granted Awards with respect to more than 100,000 Shares (such number to be adjusted hereafter in accordance with the adjustments provided by operation of Section 9 hereof) in any calendar year.

     The Rowe Furniture Corporation 1993 Stock Option and Incentive Plan is hereby reaffirmed in all respects, except as specifically amended by this First Amendment.

     IN WITNESS WHEREOF the duly authorized officers of Rowe Furniture Corporation have executed this First Amendment on this 7th day of March, 1996.



                              ROWE FURNITURE CORPORATION
                              A Nevada Corporation


ATTEST:

                              -------------------------------
                              Gerald M. Birnbach
                              President


---------------------
Arthur H. Dunkin
Secretary-Treasurer

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                ROWE FURNITURE CORPORATION - COMMON STOCK PROXY

 FOR THE ANNUAL MEETING OF STOCKHOLDERS AT 10:00 A.M., LOCAL TIME, ON TUESDAY,
       APRIL 1, 1997, AT THE ROANOKE AIRPORT MARRIOTT, ROANOKE, VIRGINIA

     The undersigned hereby appoints G. M. Birnbach and A. H. Dunkin or either one of them with full powers of substitution as Proxies to vote the Common Stock of Rowe Furniture Corporation (the "Company") held by the undersigned at the above stated Annual Meeting or any adjournments and or postponements thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 3, 1997, as follows:

1.  ELECTION OF DIRECTORS.  The nominees to serve until 2000 are Messrs.

  Gerald O. Woodlief       Harvey I. Ptashek      W. Patrick Dolan


  [ ]  VOTE FOR all nominees              [ ]  VOTE WITHHELD for all nominees

  [ ]  VOTE FOR, except vote withheld from the following nominee(s):

       ----------------------------------------------------------

2.  THE AMENDMENT OF THE COMPANY'S 1993 STOCK OPTION AND INCENTIVE    PLAN IN
    ORDER TO INCREASE THE NUMBER OF SHARES RESERVED FOR   ISSUANCE THEREUNDER.

  [ ]  VOTE FOR             [ ]  VOTE AGAINST      [ ]  ABSTAIN

In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AND FOR THE AMENDMENT TO THE 1993 STOCK OPTION AND INCENTIVE PLAN.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

This proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR THE AMENDMENT TO THE 1993 STOCK OPTION AND INCENTIVE PLAN. IF ANY OTHER MATTER IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTER TO BE PRESENTED AT THE ANNUAL MEETING.

Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked. Receipt of the Notice of the 1997 Annual Meeting, Proxy Statement and Annual Report to Shareholders is hereby acknowledged. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.



                              -------------------------------------------
                              SIGNATURE                       DATE


                              -------------------------------------------
                              SIGNATURE                       DATE



Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator or guardian, please give your full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                          ROWE FURNITURE CORPORATION


Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot.

Pleae mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 1, 1997.

Sincerely,

Rowe Furniture Corporation